Exhibit 99.2
FORM OF
BERKSHIRE BANCORP, INC.
REVOCABLE PROXY

FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints, [___________],[___________], and [___________], and each or any of them, proxies of  the undersigned, with full power of substitution to vote all of the shares of Berkshire Bancorp, Inc. that the undersigned shareholder may be entitled to vote at the Special Meeting of Shareholders to be held at __________________, ________________, __________, Pennsylvania, _____________ on [______], 2011 at ____:00 __.m., local time, and at any and all adjournments or postponements of the meeting as follows:

1.
To approve and adopt the Agreement and Plan of Merger, dated as of August 24, 2010, by and among Berkshire Bancorp, Inc., Berkshire Bank, Customers Bancorp Inc., and Customers Bank, as amended on April 27, 2011 (which is referred to as the “Merger Agreement”) and to approve all transactions contemplated by the Merger Agreement, and pursuant to the Merger Agreement, Berkshire Bancorp, Inc. will merge with and into Customers Bancorp, Inc., and, immediately thereafter, Berkshire Bank will merge with and into Customers Bank.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The board of directors recommends a vote FOR this proposal.
__________________________________________________________________________________________________

2.	To adjourn the Special Meeting to a date to be proposed at the meeting, if necessary to solicit additional proxies.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The board of directors recommends a vote FOR this proposal.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment of the meeting.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholder(s).  If no specification is made, this proxy will be voted FOR each proposal. This proxy may be revoked by you at any time before it is voted at the Special Meeting.

Dated: ______________________________, 2011	______________________________________________
Signature
Print name: ____________________________________

______________________________________________
Signature
Print name: ____________________________________
_____________________________________

Number of Shares Held of Record on [___________], 2011:  ______________________________________

1.	This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.
2.	When signing as attorney, executor, administrator, trustee or guardian, please state full title. If more than one trustee, all should sign.
3.	If stock is held jointly, each owner should sign.